Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
         We consent to the incorporation by reference in the following Registration Statements:

          (1)    Registration Statement (Form S-8 No. 333-134765) pertaining to the 2001 Stock Option Plan and the 2006 Equity Incentive Plan                   of LoopNet, Inc., and

          (2)    Registration Statement (Form S-8 No. 333-140288) pertaining to the 2006 Equity Incentive Plan of LoopNet, Inc.;

           of our report dated January 26, 2007, with respect to the consolidated financial statements of LoopNet, Inc. included in the Annual            Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
           Los Angeles, California
           March 15, 2007